Exhibit 23.7

Canadian Engineering Associates Ltd

104-3300 Highway 7, Unit 384

Concord, ON L4K 0G2

CANADA

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Canadian Engineering Associates Ltd (“CEA”), in connection with the Registration Statement and any amendments or supplements and/or exhibits thereto (collectively, the Form S-1), consent to:

●	the filing and use of the technical report summary titled “Technical Report Summary--Initial Assessment of the NORI Property, Clarion-Clipperton Zone, Deep Green Metals Inc.” (the “NORI Technical Report”), with an effective date of March 17, 2021, as an exhibit to and referenced in the Form S-1;

●	the filing and use of the technical report summary titled “Technical Report Summary--Initial Assessment of the TOML Mineral Resource, Clarion-Clipperton Zone, Pacific Ocean, for Deep Green Metals Inc.” (the “TOML Technical Report”), with an effective date of March 17, 2021, as an exhibit to and referenced in the Form S-1;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-1 and any such NORI Technical Report and TOML Technical Report; and

●	the information derived, summarized, quoted or referenced from the NORI Technical Report and TOML Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-1.

CEA is responsible for, and this consent pertains to, the following Sections of the NORI Technical Report:

●	Section 10: Mineral processing and metallurgical testing

●	Section 14.1: Process design basis

●	Section 14.3: Project One

●	Section 18.3.2: On-shore capital cost for Project One

●	Section 18.6.6: On-shore operating costs – Project One

●	Corresponding Subsections of Section 1: Summary

●	Corresponding Subsections of Section 22: Interpretation and conclusions

●	Corresponding Subsections of Section 23: Recommendations

●	Corresponding Subsections of Section 24: References

●	Corresponding Subsections of Section 25: Reliance on information provided by the registrant

CEA is responsible for, and this consent pertains to, the following Sections of the TOML Technical Report:

●	Section 10: Mineral processing and metallurgical testing

●	Section 11.9.6: Mineral processing and metallurgical testing

●	Section 14: Recovery Methods

●	Corresponding Subsections of Section 1: Summary

●	Corresponding Subsections of Section 22: Interpretation and conclusions

●	Corresponding Subsections of Section 23: Recommendations

●	Corresponding Subsections of Section 24: References

●	Corresponding Subsections of Section 25: Reliance on information provided by the registrant

Dated this October 7, 2021

/s/ Cameron Harris
Cameron Harris
Signature of Authorized Person for
Canadian Engineering Associates Ltd,
a Qualified Third-Party Firm